UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/22/2008

SCIENTIFIC LEARNING CORP
(Exact name of registrant as specified in its charter)

Commission File Number:  000-24547

DE	94-3234458
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

300 Frank H. Ogawa Plaza , Suite 600, Oakland , CA 94612
(Address of principal executive offices, including zip code)

510-444-3500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On October 22, 2008, Scientific Learning Corporation (the "Company") received a letter from the NASDAQ Stock Market (Nasdaq) that the Company is no longer in compliance with Marketplace Rule 4450(b)(1)(A), which requires that the market value of the Company's Common Stock be at least $50,000,000. As provided in the Nasdaq rules, the Company has 30 calendar days, or until November 21, 2008, to regain compliance. In order to regain compliance in this period, the market value of the Company's common stock must be $50,000,000 or more for a minimum of 10 consecutive business days.
The Company may apply to transfer its securities to the Nasdaq Capital Market. If the Company does not apply to transfer its securities to the Nasdaq Capital Market or regain compliance by November 21, 2008, the Nasdaq staff will issue a notification of delisting. The Company then has the right to appeal that decision to a Nasdaq Listing Qualifications Panel.
A copy of the press release issued by the Registrant concerning the foregoing is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits
99.1 Press Release issued by the Company on October 24, 2008.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENTIFIC LEARNING CORP

Date: October 24, 2008	By:	/s/ Linda L. Carloni
Linda L. Carloni
Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release issued by the Company on October 24, 2008